NEWS RELEASE
Five Below, Inc. Announces Fourth Quarter and Fiscal 2014 Financial Results
Reports fourth quarter sales growth of 24.4% to $263.8 million
Reports fourth quarter diluted EPS of $0.61
PHILADELPHIA, PA – (March 25, 2015) – Five Below, Inc. (NASDAQ: FIVE) today announced financial results for the thirteen weeks and fifty-two weeks ended January 31, 2015.

For the thirteen weeks ended January 31, 2015:

•	Net sales increased by 24.4% to $263.8 million from $212.0 million in the fourth quarter of fiscal 2013; comparable store sales increased by 3.2%.

•
Operating income increased to $52.9 million from $40.3 million in the fourth quarter of fiscal 2013. Adjusted operating income, which excludes the impact of the founders’ transaction in the fourth quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), increased to $52.9 million from $41.9 million in the fourth quarter of fiscal 2013.

•	The Company opened one new store and ended the quarter with 366 stores in 21 states. This represents an increase of 20% from the end of the fourth quarter of fiscal 2013.

•
U.S. generally accepted accounting principles, or GAAP, net income was $33.3 million compared to $24.8 million in the fourth quarter of fiscal 2013. Adjusted net income, which excludes the impact of the founders’ transaction in the fourth quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $33.3 million compared to $25.8 million for the fourth quarter of fiscal 2013.

•
GAAP diluted income per common share was $0.61 compared to $0.45 in the fourth quarter of fiscal 2013. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average shares outstanding basis in the fourth quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $0.61 per share compared to $0.47 per share in the fourth quarter of fiscal 2013.

Joel Anderson, CEO stated: “We are pleased to have delivered a 24% increase in sales and a 30% increase in adjusted EPS for the fourth quarter. For the full year, we grew our store base by 20% and delivered a same store sales increase of 3.4%, resulting in a full year sales increase of 27% and an adjusted EPS increase of 31%. We continue to see strong productivity out of our new stores as our brand, our merchandise offering and our price points continue to resonate with customers in both new and existing markets alike.”

Mr. Anderson continued, “We look forward to an exciting year in 2015 for Five Below. We plan to open 70 new stores and generate a same store sales increase of approximately 3% while simultaneously making long-term investments in people, systems and infrastructure to support our future growth. Looking ahead to 2016, as we leverage these investments, we expect to deliver net income growth of 25% +.”

For the fifty-two weeks ended January 31, 2015:

•	Net sales increased by 27.0% to $680.2 million from $535.4 million in the comparable period in fiscal 2013; comparable store sales increased by 3.4%.

•
Operating income was $77.0 million compared to $53.7 million in the comparable period in fiscal 2013. Adjusted operating income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), increased to $77.9 million compared to $60.8 million in the comparable period in fiscal 2013.

•	The Company opened 62 new stores compared to 60 net new stores opened in fiscal 2013.

•
GAAP net income was $48.0 million compared to $32.1 million in the comparable period in fiscal 2013. Adjusted net income, which excludes the impact of the founders' transaction in both periods and the fees incurred related to the Company's secondary public offering in the second quarter of fiscal 2013 (see GAAP to Non-GAAP reconciliation table), was $48.6 million compared to $36.9 million in the comparable period in fiscal 2013.

•
GAAP diluted income per common share was $0.88 compared to $0.59 per share in the comparable period in fiscal 2013. Adjusted diluted income per common share, which is adjusted net income on an adjusted diluted weighted average common shares outstanding basis in both periods (see GAAP/Non-GAAP reconciliation table), was $0.89 per share compared to $0.68 per share in the comparable period in fiscal 2013.

Balance sheet highlights as of January 31, 2015:

•	Cash and cash equivalents: $63.2 million

•	Total liquidity (cash and cash equivalents plus availability on a $20 million revolver facility): $83.2 million

First Quarter and Fiscal 2015 Outlook:
For the first quarter of fiscal 2015, net sales are expected to be in the range of $150 million to $152 million based on opening 18 new stores and assuming a 1.0% to 2.0% increase in comparable store sales. GAAP net income is expected to be in the range of $3.2 million to $3.8 million, with a GAAP diluted income per common share range of $0.06 to $0.07 on approximately 54.8 million estimated diluted weighted average shares outstanding.

For fiscal 2015, net sales are expected to be in the range of $816 million to $824 million based on opening 70 new stores for the full year and assuming an approximate 3% increase in comparable store sales. GAAP net income is expected to be in the range of $55.9 million to $57.7 million, with a GAAP diluted income per common share of $1.02 to $1.05 on approximately 55.0 million estimated diluted weighted average shares outstanding.

Conference Call Information:
A conference call to discuss the fourth quarter and full fiscal 2014 financial results is scheduled for today, March 25, 2015, at 4:30 p.m. Eastern Daylight Time. Investors and analysts interested in participating in the call are invited to dial 888-554-1431 (international callers please dial 719-325-2111) approximately 10 minutes prior to the start of the call. A live audio webcast of the conference call will be available online at investor.fivebelow.com in the investor relations section of the website.

A taped replay of the conference call will be available within two hours of the conclusion of the call and can be accessed both online and by dialing 877-870-5176 (toll/international 858-384-5517). The pin number to access the telephone replay is 6309138. The replay will be available until April 1, 2015.

Non-GAAP Information:
This press release includes non-GAAP adjusted operating income, adjusted net income, adjusted diluted weighted average shares outstanding and adjusted diluted income per common share, each a non-GAAP financial measure. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a meaningful evaluation of its quarterly and fiscal year 2014 diluted income per common share and actual results on a comparable basis with its quarterly and fiscal year 2013 results. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company’s presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements:
This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect management's current views and estimates regarding the Company's industry, business strategy, goals and expectations concerning its market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. Investors can identify these statements by the fact that they use words such as "anticipate," "assume," "believe," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "future" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's strategy and expansion plans, the availability of suitable new store locations, risks that consumer spending may decline and that U.S. and global macroeconomic conditions may worsen, risks related to the Company's continued retention of its senior management and other key personnel, risks relating to changes in consumer preferences and economic conditions, risks relating to lack of online sales, risks relating to extreme weather, risks relating to the Company's distribution centers, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, increased competition from other retailers including online retailers, risks relating to cyber security, risks relating to trade restrictions, and risks associated with leasing substantial amounts of space. For further details and a discussion of these and risks and uncertainties, see the Company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this news release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Five Below:
Five Below is a rapidly growing specialty value retailer offering a broad range of trend-right, high-quality merchandise targeted at the teen and pre-teen customer. Five Below offers a dynamic, edited assortment of exciting products in a fun and differentiated store environment, all priced at $5 and below, including select brands and licensed merchandise across a number of category worlds: Style, Room, Sports, Tech, Crafts, Party, Candy, and Now. Five Below is headquartered in Philadelphia, Pennsylvania. For more information, visit www.fivebelow.com.

###
Investor Contact:
ICR, Inc.
Farah Soi
203-682-8200
Farah.soi@icrinc.com
Media Contact:
ICR, Inc.
Alecia Pulman/Jessica Liddell
203-682-8200
FivePR@icrinc.com

FIVE BELOW, INC.
Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 31, 2015	February 1, 2014
Assets
Current assets:
Cash and cash equivalents	$63,186	$50,184
Inventories	115,652	89,377
Prepaid income taxes	1,939	1,497
Deferred income taxes	8,623	4,586
Prepaid expenses and other current assets	18,180	15,255
Total current assets	207,580	160,899
Property and equipment, net	86,998	70,381
Deferred income taxes	—	232
Other assets	284	542
	$294,862	$232,054

Liabilities and Shareholders’ Equity
Current liabilities:
Line of credit	$—	$—
Current portion of note payable	—	19,500
Accounts payable	39,222	34,013
Income taxes payable	14,442	6,007
Accrued salaries and wages	5,275	2,672
Other accrued expenses	20,462	17,550
Total current liabilities	79,401	79,742
Deferred rent and other	40,450	35,439
Deferred income taxes	742	—
Total liabilities	120,593	115,181
Shareholders’ equity:
Common stock	544	542
Additional paid-in capital	293,992	284,622
Accumulated deficit	(120,267)	(168,291)
Total shareholders’ equity	174,269	116,873
	$294,862	$232,054

FIVE BELOW, INC.
Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Thirteen weeks ended		Fifty-two weeks ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net sales	$263,756	$211,964	$680,218	$535,402
Cost of goods sold	157,428	127,795	442,427	347,386
Gross profit	106,328	84,169	237,791	188,016
Selling, general and administrative expenses	53,389	43,828	160,775	134,279
Operating income	52,939	40,341	77,016	53,737
Interest expense, net	37	290	125	1,513
Loss on debt extinguishment	—	—	244	266
Other income	(12)	—	(12)	—
Income before income taxes	52,914	40,051	76,659	51,958
Income tax expense	19,601	15,225	28,635	19,816
Net income	33,313	24,826	48,024	32,142
Net income attributable to participating securities	—	(314)	(20)	(465)
Net income attributable to common shareholders	$33,313	$24,512	$48,004	$31,677
Basic income per common share	$0.61	$0.46	$0.89	$0.59
Diluted income per common share	$0.61	$0.45	$0.88	$0.59
Weighted average shares outstanding:
Basic shares	54,390,927	53,487,300	54,219,801	53,294,805
Diluted shares	54,656,375	53,956,802	54,573,855	53,741,860

FIVE BELOW, INC.

Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Fifty-two weeks ended
	January 31, 2015	February 1, 2014
Operating activities:
Net income	$48,024	$32,142
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,202	13,469
Loss on debt extinguishment	244	266
Loss on disposal of property and equipment	175	515
Amortization of deferred financing costs	25	251
Share-based compensation expense	5,931	10,092
Deferred income tax benefit	(3,063)	(5,074)
Changes in operating assets and liabilities:
Prepaid income taxes	(442)	(1,461)
Inventories	(26,275)	(28,546)
Prepaid expenses and other assets	(2,936)	(3,597)
Accounts payable	3,060	4,083
Income taxes payable	8,435	(1,076)
Accrued salaries and wages	2,603	(1,532)
Deferred rent	5,669	8,384
Other accrued expenses	2,778	3,271
Net cash provided by operating activities	61,430	31,187
Investing activities:
Capital expenditures	(32,322)	(25,931)
Net cash used in investing activities	(32,322)	(25,931)
Financing activities:
Repayment of note payable under Term Loan Facility	(19,500)	(15,000)
Borrowing on note payable under Revolving Credit Facility	7,000	—
Repayment of note payable under Revolving Credit Facility	(7,000)	—
Cash paid for debt financing costs	—	(40)
Net proceeds from issuance of common stock	179	148
Proceeds from exercise of options to purchase common stock	1,481	1,484
Repurchase of common stock	(314)	—
Repurchase of unvested restricted shares related to stock option exercises	(1)	(7)
Excess tax benefit related to restricted shares and exercise of stock options	2,049	2,262
Net cash used in financing activities	(16,106)	(11,153)
Net increase (decrease) in cash and cash equivalents	13,002	(5,897)
Cash and cash equivalents at beginning of year	50,184	56,081
Cash and cash equivalents at end of year	$63,186	$50,184

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

Reconciliation of operating income, as reported, to adjusted operating income
	Thirteen weeks ended		Fifty-two weeks ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Operating income, as reported	$52,939	$40,341	$77,016	$53,737
Adjustments:
Founders’ transaction (1)	—	1,515	858	6,060
Secondary public offering fees (2)	—	—	—	1,000
Adjusted operating income	$52,939	$41,856	$77,874	$60,797

Reconciliation of net income attributable to common shareholders, as reported, to adjusted net income
	Thirteen weeks ended		Fifty-two weeks ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Net income attributable to common shareholders, as reported	$33,313	$24,512	$48,004	$31,677
Adjustments:
Net income attributable to participating securities, as reported	—	314	20	465
Net income, as reported	33,313	24,826	48,024	32,142
Adjustments:
Founders’ transaction (1)	—	1,515	858	6,060
Secondary public offering fees (2)	—	—	—	1,000
Less tax benefit	—	(559)	(324)	(2,311)
Adjusted net income	$33,313	$25,782	$48,558	$36,891

Reconciliation of diluted weighted average shares outstanding, as reported, to adjusted diluted weighted average shares outstanding
	Thirteen weeks ended		Fifty-two weeks ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Diluted weighted average shares outstanding, as reported	54,656,375	53,956,802	54,573,855	53,741,860
Adjustments:
Unvested and vested restricted stock (3)	—	683,885	88,818	783,166
Adjusted diluted weighted average shares outstanding	54,656,375	54,640,687	54,662,673	54,525,026

FIVE BELOW, INC.
GAAP to Non-GAAP Reconciliation of Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)
Reconciliation of diluted income per common share, as reported, to adjusted diluted income per common share

	Thirteen weeks ended		Fifty-two weeks ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Diluted income per common share, as reported	$0.61	$0.45	$0.88	$0.59
Adjustments to numerator:
Founders’ transaction and secondary public offering fees per share (1) (2)	—	0.03	0.02	0.13
Income tax benefit per share	—	(0.01)	(0.01)	(0.04)
Adjusted diluted income per common share	$0.61	$0.47	$0.89	$0.68

(1)
Founders’ transaction relates to the expense recognition for the options granted to the founders in fiscal 2010 and their modification in March 2012, which cancelled the fiscal 2010 option award to purchase 2,020,620 shares of common stock and granted an equal number of restricted shares that vested through March 2014.

(2)
During the second quarter of fiscal 2013, the Company incurred approximately $1.0 million of non tax deductible expenses related to legal, accounting, and other fees in connection with its secondary public offering that closed in July 2013.

(3)	Assumes the impact of all unvested and vested restricted stock related to the Founders' transaction as of the beginning of the period.